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                        Shereff, Friedman, Hoffman
                              & Goodman, LLP
                            919 Third Avenue,
                          New York New York 10022


                                             January 27, 1997


RSI Retirement Trust
41 East 42nd Street
New York, New York 10017


Dear Sirs:

          RSI Retirement Trust, a New York common law trust (the "Trust"), is filing with the Securities and Exchange Commission Post-Effective Amendment No. 15 ("PEA 15") to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act") on Form N-1A (File No. 2-95074), relating to the registration under the 1933 Act of 877,619 additional shares of beneficial interest (the "Additional Shares"), which are to be offered and sold by the Trust in the manner and on the terms set forth in the prospectus of the Trust current and effective under the 1933 Act at the time of sale. All of the Additional Shares are previously outstanding shares of the Trust which were redeemed by the Trust during its fiscal year ended September 30, 1996. As indicated in PEA 15, none of the Additional Shares have been used by the Trust for reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940 (the "1940 Act") in previous filings of post-effective amendments to the Trust's Registration Statement during the current year, or for reduction pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act during the Trust's current fiscal year, of the registration fee payable by the Trust for the registration of shares for sale under the 1933 Act.

          We have provided legal services to the Trust when requested to do so by the Trust with respect to specific matters since April, 1993. In connection with the preparation of this opinion, we have examined copies of the Trust's Declaration of Trust and By-Laws, as currently in effect, and PEA 15.

          Based on the foregoing, it is our opinion that:

          1. The Trust has been duly organized and is legally existing under the laws of

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RSI Retirement Trust
January 27, 1997
Page 2


the State of New York.

          2. The Trust is authorized to issue an unlimited number of its shares of beneficial interest.

          3. Subject to the effectiveness of PEA 15 and compliance with applicable state securities laws, upon the issuance of the Additional Shares for a consideration not less than the net asset value thereof as required by the 1940 Act and in accordance with the terms of the Trust's Registration Statement, such Additional Shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that as set forth in the Registration Statement, the Trust's shareholders might, under certain circumstances, be liable for transactions effected by the Trust.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of PEA 15 and with any state securities commission where such filing is required. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act.

                                   Very truly yours,



                         Shereff, Friedman, Hoffman & Goodman, LLP


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                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 Third Avenue
                         New York, New York  10022-9998

                                   January 27, 1997



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: RSI Retirement Trust
              File No. 2-95074
              --------------------

Commissioners:


     We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 15 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

     Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                                   Sincerely,

                                   Shereff, Friedman, Hoffman & Goodman, LLP


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